IN CONNECTION WITH THE GREATEST STORY EVER SUNG SCRIPTURE RECORDING

September 8, 2015

I, Tim Storey ("Artist" and/or "I"), hereby grant to MOMENTOUS ENTERTAINMENT GROUP, INC., at PO Box 861, Sugar Land, Texas 77487-0861 ("Producer") and its licensees, successors and assigns, the right to record my voice, film my image, videotape and photograph me, record any my conversation and sounds, including any performance by me of any spoken word renditions of any prose contained in the recording: THE GREATEST STORY EVER SUNG during and in connection with my vocal performances and appearance in connection with the recording. I understand that you shall be the exclusive owner of the results and proceeds of such recording, taping, photography with the right, throughout the world in all media in perpetuity, to copyright, to use and to license others to use, in any manner, all or any portion thereof in connection with the book and film entitled THE GREATEST STORY EVER SUNG (the "Recording"), and to use my name, voice and likeness and any biographical material concerning me which I may provide, in any and all media and in the promotion, advertising, sale, publicizing and exploitation of the Recording. Producer shall meaningfully consult with Artist on all key creative aspects of the Recording, provided, however, that Producer shall use reasonable good faith efforts to make all changes reasonably requested by Artist as creatively and technically feasible and Producer shall have final approval over all aspects of the Recording.

For the consideration I shall be paid by Producer five thousand dollars ($5,000) payable, $ 1500.00 upon execution hereof and $ 3500.00 within 24 hours after the completion of my services on or about September 9, 2015 (the "Completion Date") plus 20,000 shares of Momentous common restricted Stock (the "Stock"), which Stock shall be evidenced by a valid Momentous Stock Certificate issued in my Name to be delivered within two weeks of completion of my audio performance(s) herein by Producer as full satisfaction from Producer. The Stock shall be freely tradeable commencing after a six month holding period from date of issuance has expired and the current certificate is replaced by a newly created free trading cerficiate.

I understand and confirm that you are relying on this grant of rights to my vocal, auditory and spoken word performance for the Recording in connection with my audio performances thereon.

I will undertake no action of any kind in derogation of the grant of rights provided to Producer herein and such rights shall be in perpetuity, for the world. Similarly, Producer shall not take any actions in respect of the Recording and promotion/marketing thereof which will adversely affect or impinge upon Artist's character and/or reputation.

I have had the opportunity to receive independent legal advice with respect to the advisability of entering into this Agreement. I shall pay my own attorney fees to advise me regarding this Agreement. I understand and am fully informed of the legal meaning and intent of this Agreement as drafted, understands this Agreement and each and every provision of this Agreement and freely entered into this Agreement with no reservations or misunderstandings.

I am satisfied that the terms of the Agreement/transaction are fair and reasonable to me and have been fully disclosed and transmitted in writing to me in a manner which should reasonably have been understood. I have been advised that the I should seek the advice of an independent lawyer of the my choice {Keith Berglund, Esq.} and am given a reasonable opportunity to seek that advice; and the I have thereafter consented in writing to the terms of this transaction. Since I have had a sufficient opportunity to seek the advice of independent counsel of my own choosing, I cannot deny the validity of this Agreement on the grounds that I did not have advice of independent legal counsel. Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable state or federal law may be heard only in a court of competent jurisdiction in Los Angeles County applying California law without regard to its choice of laws principles.

Very truly yours,

Name: TIM STOREY

Signature: Tim Storey

Address: [redacted]

City/State/Zip: [redacted]

Telephone/Fax #__________ Date: 08/31/2015

SS #: [redacted]

APPROVED AND VALIDATED BY:

Keith Berglund, Esq. o/b/o Tim Storey

Keith W. Berglund

Keith Berglund

APPROVED AND ACCEPTED BY:

Momentous Entertainment Group, Inc.

By: Kurt E. Neubauer
CEO/President
Momentous Entertainment Group, Inc.